UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2007

HOMELAND ENERGY SOLUTIONS, LLC
(Exact name of small business issuer as specified in its charter)

Iowa	333-135967	20-3919356
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 W. Main Street, Riceville, IA	50466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (641) 985-4025

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into an Amendment to a Material Definitive Agreement.

Second Amendment to Lump Sum Design-Build Agreement between Homeland Energy Solutions, LLC and Fagen, Inc.

On November 29, 2007, we entered into a Second Amendment to the Design-Build Agreement with Fagen, Inc. Pursuant to the Amendment, Fagen, Inc. will no longer finance a portion of the contract price in the form of a progress payment credit in the amount of $1,800,000, plus any increase in the contract price resulting from a change in the CCI should Notice to Proceed not be given prior to November 30, 2007, and we will no longer be obligated to issue a subordinated promissory note for the financing. The Amendment was entered because the need for the progress payment credit was no longer necessary based on our revised natural gas budget of $173,860,000 rather than $238,485,000, which was based on utilizing coal gasification.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: December 5, 2007

/s/ Stephen Eastman
Stephen Eastman
President
(Principal Executive Officer)